UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

BLUEGATE CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada	000-22711	76-0640970
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 North Post Oak, Road, Suite 600, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
Including Area Code: (713) 686-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The following transactions were effected on reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

In the past, we sold unregistered securities that had registration rights.  However, at this time we still have not filed a registration statement for for those shares.  As liquidated damages for our failure to file a registration statement for those shares, we issued a total of 155,143 shares of common stock to those investors on August 3, 2007.  We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGATE CORPORATION
(signed)
Date: August 15, 2007	/s/ Charles E. Leibold
Charles E. Leibold
Chief Financial Officer